Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(94,491,858)
Realized Trading Gain (Loss) on Swaps	24,350,436
Unrealized Gain (Loss) on Market Value of Futures	66,198,835
Unrealized Gain (Loss) on Market Value of Swaps	(15,607,147)
Interest Income	89,569
ETF Transaction Fees	22,000
Total Income (Loss)	$(19,438,165)

Expenses
Investment Advisory Fee	$1,322,101
Brokerage Commissions	541,038
Non-interested Directors' Fees and Expenses	385,981
Tax Reporting Fees	210,000
NYMEX License Fee	59,388
Audit Fees	13,151
SEC & FINRA Registration Expense	3,000
Legal Fees	938
Total Expenses	$2,535,597
Net Gain (Loss)	$(21,973,762)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/10	$2,812,880,168
Additions (25,200,000 Units)	176,423,695
Withdrawals (12,000,000 Units)	(90,899,478)
Net Gain (Loss)	(21,973,762)

Net Asset Value End of Period	$2,876,430,623
Net Asset Value Per Unit (420,700,000 Units)	$6.84

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502